UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2019 (February 19, 2019)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2019, Arlington Asset Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and JMP Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 6,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). The Underwriters agreed to purchase the Class A Common Stock from the Company at a price of $8.16 per share, resulting in net proceeds to the Company of approximately $48.8 million, after deducting estimated offering expenses. In addition, the Company granted the Underwriters a 30-day option to purchase up to 900,000 additional shares of Class A Common Stock.

The Class A Common Stock will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-215384) (the “Registration Statement”). The offering was made pursuant to the prospectus supplement, dated February 19, 2019, and the accompanying prospectus, dated February 17, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses and damages arising out of or in connection with the sale of the Class A Common Stock.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text thereof, filed as Exhibit 1.1 hereof and incorporated herein by reference. The legal opinion of Hunton Andrews Kurth LLP relating to the legality of the Class A Common Stock is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 19, 2019, among the Company and Morgan Stanley & Co. LLC and JMP Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Class A Common Stock.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: February 22, 2019	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer